UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2007

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane

Westmont, Illinois 60559

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On April 27, 2007, SIRVA, Inc. (“SIRVA”) and its subsidiaries, Allied Van Lines, Inc. (“Allied”), North American Van Lines, Inc. (“North American”) and Global Van Lines, Inc. (“Global”), entered into a settlement agreement (“Settlement Agreement”) with the Owner-Operator Independent Drivers Association, Inc. (“OOIDA”) and certain owner-operators relating to two class action lawsuits filed against Allied and North American, alleging violations of the federal Truth in Leasing regulations.  These lawsuits are among several similar lawsuits initiated by OOIDA against other moving and transportation related companies over the past several years.

Under the Settlement Agreement, Allied and North American have agreed to pay $8 million to the owner-operators in the represented class over a period of two years to settle all claims in the lawsuits.  SIRVA expects to pay $2.7 million of the costs, with the balance funded by its agents.  The settlement class covers all Allied owner-operators who leased equipment and services to Allied after May 5, 2000, and all North American and Global drivers who leased equipment and services to North American after March 2001.  Under the Settlement Agreement, Allied and North American have agreed to implement a new uniform independent contractor operating agreement.

The Settlement Agreement is subject to final court approval, and there is no assurance that the settlement of the lawsuits will receive court approval.  The settlement would dismiss all pending claims with no admission of wrongdoing by SIRVA or any of the other defendants, and the defendants and their agents that opt into the settlement would receive a full release of all claims asserted in the litigation.

The description of the Settlement Agreement set forth above is qualified in its entirety by reference to the actual terms of the Settlement Agreement, which will be filed by SIRVA as an exhibit to its quarterly report on Form 10-Q for the quarter ending June 30, 2007.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2007, Todd W. Schorr resigned as Senior Vice President, Human Resources of SIRVA, effective April 30, 2007.

Item 8.01               Other Events.

On April 30, 2007, SIRVA issued a press release announcing certain management changes, including Mr. Schorr’s resignation.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On May 1, 2007, SIRVA issued a press release announcing the entry into the Settlement Agreement.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

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Item 9.01               Financial Statements and Exhibits.

 (d)         Exhibits

99.1	Press Release, dated April 30, 2007.

99.2	Press Release, dated May 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: May 3, 2007

	By:	/s/ J. Michael Kirksey
	Name:	J. Michael Kirksey
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Press Release, dated April 30, 2007.

99.2	Press Release, dated May 1, 2007.